EXHIBIT 5.1

KUTAK ROCK LLP THE OMAHA BUILDING 1650 FARNAM STREET OMAHA, NEBRASKA 68102-2186 402-346-6000 FACSIMILE 402-346-1148 www.kutakrock.com	ATLANTA CHICAGO DENVER DES MOINES FAYETTEVILLE IRVINE KANSAS CITY LITTLE ROCK OKLAHOMA CITY PASADENA RICHMOND SCOTTSDALE WASHINGTON
April 7, 2006
America First Apartment Investors, Inc.
1004 Farnam Street, Suite 100
Omaha, NE 68102
     Re:       Resale of Common Stock
Ladies and Gentlemen:
     We have acted as counsel for America First Apartment Investors, Inc., a Maryland corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of 525,000 shares of common stock of the Company (the “Shares”) to be sold by a selling stockholder. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
     In the course of such representation, we have examined, among other things, such corporate records, certificates of public officials and other documents we deemed relevant and appropriate. Based on the foregoing, we are of the opinion that the Shares have been legally issued, fully paid and are nonassessable.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinions” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Kutak Rock LLP